Exhibit 10.1

JOINDER AGREEMENT

March 15, 2022

By executing this joinder, the undersigned hereby agrees, as of the date first set forth above, that the undersigned shall become a party to that certain Letter Agreement, dated December 16, 2020 (as may be amended or restated from time to time), by and among ScION Tech Growth I (the “Company”), ScION 1 Sponsor LLC, and the executive officers and directors of the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be signed as of the day and year first above written.

/s/ Kunal Gullapalli
Kunal Gullapalli

ACKNOWLEDGED AND AGREED:

SCION TECH GROWTH I

By:	/s/ Mathew J. Cestar
Name: Mathew J. Cestar
Title: Chief Executive Officer

[Signature Page to Joinder Agreement]